Exhibit 99.1

NEWS RELEASE

55 Nod Road
Avon, CT 06001 www.MagellanHealth.Com

For Immediate Release
	Investor Contact:	Renie Shapiro
877-645-6464

	Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES REPORTS

THIRD QUARTER 2008 FINANCIAL RESULTS

 Confirms Expectation for Full-Year Segment Profit of $215 Million to $225 Million

AVON, Conn. – October 31, 2008 – Magellan Health Services, Inc. (Nasdaq:MGLN) today reported net income of $23.5 million, or $.58 per diluted common share, and segment profit of $57.6 million for the third quarter of fiscal year 2008. The Company also confirmed that it expects to end the year within its previously provided ranges of $215 million to $225 million of segment profit and $1.95 to $2.17 of earnings per share, the latter including the impact of share repurchases made during the quarter.

Financial Results

For the quarter ended September 30, 2008, the Company reported net revenue of $656.5 million and net income of $23.5 million, or $.58 per diluted common share. For the prior year quarter, net revenue was $558.1 million and net income was $25.1 million or $.63 per diluted common share. Segment profit (which represents income from continuing operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, income taxes and minority interest) for the current year quarter was $57.6 million, compared with $57.4 million in the prior year quarter. The Company ended the quarter with unrestricted cash and investments of $429.4 million.

For the nine months ended September 30, 2008, the Company reported net revenue of $1.96 billion and net income of $62.6 million, or $1.55 per diluted common share.  For the prior year period, the Company reported net revenue of $1.50 billion and net income of $62.9 million, or $1.59 per diluted common share. Segment profit for the first nine months of 2008 was $164.6 million versus $157.0 million for the prior year period.

See the attached tables detailing the Company’s operating results, including results by segment.

René Lerer, M.D., president and chief executive officer, said, “The third quarter was a successful one for Magellan, with our radiology benefits management and specialty pharmacy segments – NIA and ICORE, respectively – performing particularly well. NIA’s results reflect effective management of both care and administrative costs and while we have not closed on a new sale, we are optimistic about our prospects given our robust pipeline. ICORE continued to produce strong results and maintained consistent growth in its rebate and consulting lines as well as its distribution business. We certainly have benefited from the strength of the diversified profit streams provided by NIA and ICORE and these two segments now approach 21 percent of the Company’s segment profit before corporate allocations. In addition, in all of our segments, we continue to make investments in innovation for existing and new product lines and capabilities to support ongoing growth and opportunity.”

“We also produced solid results in our public sector behavioral business and made significant progress in the

- more -

system transformation aspects of our Maricopa behavioral contract. Over the past three months we reached agreement on the transition of more than half of the direct care facilities we operate to provider network organizations in the community,” Lerer added. “We are committed to smooth clinic transitions that keep the best interests of program recipients at the forefront, while at the same time helping our customer achieve its vision for the public mental health system in Maricopa County.”

Jonathan N. Rubin, the Company’s chief financial officer, said, “I am very pleased with the strong financial results the Company turned in this quarter. Third quarter segment profit for NIA increased mainly as a result of favorable rate changes, prior-period care development, current period care costs and administrative efficiencies. For ICORE, growth in the rebate and consulting businesses drove a significant increase in segment profit. Segment profit in our commercial behavioral business decreased over last year due, in part, to the impact of certain contract terminations, while public sector behavioral health segment profit increased as a result of new business added during the prior year quarter.”

Share Repurchase

Under the share repurchase program announced in July, as of September 30, 2008 the Company repurchased approximately 395,000 shares of its common stock at a total cost of approximately $16.7 million. The program remains in place and further purchases will take into account share price opportunities, projected capital needs, prospects for M&A activity, the status of credit markets and the Company’s 2009 cash flow outlook.

Outlook

Management said that it continues to expect to generate fiscal 2008 segment profit in the range of $215 million to $225 million and earnings per share in the range of $1.95 to $2.17. The Company’s EPS guidance reflects the impact of share repurchase activity during the third quarter, but excludes any impact from repurchases that occur during the fourth quarter.

Rubin noted, “Based on our performance to date, we continue to be comfortable with our projections of 2008 segment profit and earnings per share. We also expect our increase in unrestricted cash and investments to be within our previously provided range of $116 million to $173 million, excluding stock repurchases.

“Looking ahead to next year, we are in the process of finalizing budgets for 2009 and plan to provide guidance in December as is our custom. In advance of that formal announcement, however, our directional guidance for 2009 is that segment profit will be moderately lower than our guidance range for 2008 of $215 million to $225 million. This directional guidance reflects continued strong earnings growth for NIA and ICORE and earnings improvement in our public sector behavioral business offset by certain contract losses, including our current TennCare business, and margin compression in the commercial behavioral health business.”

Board of Directors and Management Update

The Company also announced that Barry M. Smith, a director since 2004, has resigned his position on the Board, effective October 29, as a result of his acceptance of a non-paid position as an official of the Church of Jesus Christ of Latter Day Saints in Dallas. Smith is serving as mission president for the church in north Texas and, due to the requirements of the position, is no longer permitted to serve on public or private boards during his three-year term in that role. The Company intends to fill the vacancy created by Smith’s resignation and the Nominating and Corporate Governance Committee of the Board has begun a search for a new director.

Smith commented, “While I am excited to take on this special opportunity for service, I leave Magellan’s board reluctantly. The Company’s management team, under René Lerer’s leadership, is exceptional, and I know they will continue to guide Magellan successfully through its growth and development. It is unusual to find an executive team so committed to serve both the individuals they care for and shareholders’ interests in such a

2

balanced and capable way. I have the highest degree of respect for René, who has a rare mix of clinical insight, operational expertise, and strategic thinking, and I will miss my association with him and Magellan’s other accomplished directors.”

Lerer said, “On behalf of the Board and all of Magellan, I thank Barry for his service to the company and wish him well as he takes on this important new role. He has been a valuable member of our organization and I hope that we will again benefit from his intellect and thoughtfulness sometime in the future. And, in the context of transitions, I also want to note that our announcement of our third quarter results marks the end of Mark Demilio’s tenure as a member of Magellan’s executive management team. Mark was an integral part of the search that led to Jon’s hiring as CFO and he has gone above and beyond the call of duty in ensuring a smooth transition since Jon joined the company early last month. I deeply appreciate his commitment to Magellan over the years and through this transition and I am grateful for his insight and counsel. On behalf of the entire organization, I thank him for his many contributions and wish him a happy and rewarding future.”

Earnings Results Conference Call

Management will host a conference call at 9:00 a.m. Eastern time on Friday, October 31.  To participate in the conference call, interested parties should call 1-888-566-8408 and reference the passcode Third Quarter Earnings approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

A taped replay of the conference call will be available for one week following the call. Interested parties should call 800-294-6360 or 402-220-9790 (from outside the U.S.) and enter the passcode 2342 to listen.

Those who plan to access the call or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on February 29, 2008, and subsequent Quarterly Reports on Form 10-Q, for material information regarding Magellan’s operational and financial results, including the section entitled “Risk Factors.”

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a leading specialty health care management organization.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:  This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2008 segment profit, net income, earnings per share, cash flows, unrestricted cash and investments, and care trends, directional guidance regarding segment profit for 2009, the NIA sales pipeline and prospects for growth, and the Company’s share repurchase program. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues;

3

health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the SEC.

# # #

4

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008 (1)	2007	2008 (1)

Net revenue	$558,076	$656,462	$1,497,948	$1,963,610

Cost and expenses:
Cost of care	369,008	456,584	957,045	1,368,748
Cost of goods sold	37,341	44,281	108,052	134,518
Direct service costs and other operating expenses (2)	102,468	105,879	298,482	322,110
Depreciation and amortization	14,393	16,086	41,550	44,983
Interest expense	1,571	592	5,027	2,824
Interest income	(6,434)	(4,127)	(17,140)	(13,336)
	518,347	619,295	1,393,016	1,859,847

Income from continuing operations before income taxes and minority interest	39,729	37,167	104,932	103,763
Provision for income taxes	14,712	13,738	41,930	41,142
Income from continuing operations before minority interest	25,017	23,429	63,002	62,621
Minority interest, net	(47)	(60)	145	—
Net income	25,064	23,489	62,857	62,621
Other comprehensive income (loss)	48	(1,590)	40	(1,866)
Comprehensive income	$25,112	$21,899	$62,897	$60,755

Weighted average number of common shares outstanding — basic	39,193	40,272	38,759	39,991
Weighted average number of common shares outstanding — diluted	39,849	40,722	39,654	40,457

Net income per common share — basic	$0.64	$0.58	$1.62	$1.57

Net income per common share — diluted	$0.63	$0.58	$1.59	$1.55

(1)

For a more detailed discussion of Magellan’s results for the quarter ended September 30, 2008, refer to the Company’s Quarterly Report on Form 10-Q which will be filed with the SEC on October 31, 2008, and the live broadcast or taped replay of the Company’s earnings conference call on October 31, 2008, which will be available at www.MagellanHealth.com.

(2)

Includes stock compensation expense of $8,172 and $7,832 for the three months ended September 30, 2007 and 2008, respectively, and $22,662 and $26,349 for the nine months ended September 30, 2007 and 2008, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2007	2008

Cash flows from operating activities:
Net income	$62,857	$62,621

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,550	44,983
Non-cash interest expense	1,042	1,730
Non-cash stock compensation expense	22,662	26,349
Non-cash income tax expense	38,987	32,339
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash	(48,339)	103,604
Accounts receivable, net	(3,520)	(24,960)
Other assets	(9,747)	(6,012)
Accounts payable and accrued liabilities	(5,411)	3,752
Medical claims payable and other medical liabilities	51,925	(7,571)
Other	535	(68)
Net cash provided by operating activities	152,541	236,767

Cash flows from investing activities:
Capital expenditures	(31,806)	(23,955)
Acquisitions and investments in businesses, net of cash acquired	(5,277)	(425)
Purchase of investments	(100,883)	(345,702)
Maturity of investments	94,017	92,992
Net cash used in investing activities	(43,949)	(277,090)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(20,346)	(12,686)
Payments to acquire treasury stock	—	(13,523)
Proceeds from exercise of stock options and warrants	26,717	12,587
Other	(172)	4,078
Net cash provided by (used in) financing activities	6,199	(9,544)
Net increase (decrease) in cash and cash equivalents	114,791	(49,867)
Cash and cash equivalents at beginning of period	163,737	312,372
Cashand cash equivalents at end of period	$278,528	$262,505

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except membership amounts in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Net revenue
- Commercial	$191,407	$163,240	$590,260	$486,792
- Public Sector	249,510	363,798	675,703	1,084,808
- Radiology Benefits Management	72,054	72,692	101,245	223,890
- Specialty Pharmaceutical Management	45,105	56,732	130,740	168,120
Total revenue	558,076	656,462	1,497,948	1,963,610

Cost of care
- Commercial	91,769	85,867	298,938	252,569
- Public Sector	223,888	320,479	598,451	963,374
- Radiology Benefits Management	53,351	50,238	59,656	152,805
Total cost of care	369,008	456,584	957,045	1,368,748

Cost of goods sold - Specialty Pharmaceutical Management	37,341	44,281	108,052	134,518

Direct service costs
- Commercial	39,307	38,018	123,044	113,588
- Public Sector	14,468	17,668	35,015	51,135
- Radiology Benefits Management	14,097	14,104	36,320	41,408
- Specialty Pharmaceutical Management	5,507	6,713	15,733	18,764
Total direct services costs	73,379	76,503	210,112	224,895

Other operating expenses - Corporate & Other	29,089	29,376	88,370	97,215

Stock compensation expense (1)
- Commercial	(534)	(424)	(1,695)	(1,097)
- Public Sector	(313)	(231)	(770)	(598)
- Radiology Benefits Management	(662)	(452)	(1,670)	(1,096)
- Specialty Pharmaceutical Management	(2,330)	(2,325)	(6,483)	(6,445)
- Corporate & Other	(4,333)	(4,400)	(12,044)	(17,113)
Total stock compensation expense	(8,172)	(7,832)	(22,662)	(26,349)

Segment profit (loss)
- Commercial	60,865	39,779	169,973	121,732
- Public Sector	11,467	25,882	43,007	70,897
- Radiology Benefits Management	5,268	8,802	6,939	30,773
- Specialty Pharmaceutical Management	4,587	8,063	13,438	21,283
- Corporate & Other	(24,756)	(24,976)	(76,326)	(80,102)
Total segment profit	$57,431	$57,550	$157,031	$164,583

Reconciliation of segment profit to income from continuing operations before income taxes and minority interest:
Segment profit	$57,431	$57,550	$157,031	$164,583
Stock compensation expense	(8,172)	(7,832)	(22,662)	(26,349)
Depreciation and amortization	(14,393)	(16,086)	(41,550)	(44,983)
Interest expense	(1,571)	(592)	(5,027)	(2,824)
Interest income	6,434	4,127	17,140	13,336
Income from continuing operations before income taxes and minority interest	$39,729	$37,167	$104,932	$103,763

Membership
- Commercial				39.4
- Public Sector				2.4
- Radiology Benefits Management				18.1
Total membership				59.9

(1)

Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.